UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2005

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2005, The Shaw Group Inc. (the "Company") entered into an Employment Agreement with Gary P. Graphia, the Secretary and General Counsel of the Company, (the "Agreement"). The Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The term and conditions contained in the Agreement that are material to the Company are that: (1) Mr. Graphia will serve as the Secretary and General Counsel of the Company, with such duties and responsibilities as assigned by the Board of Directors; provided that, such duties are consistent with the customary duties of such position, for a two year term that automatically renews each day for two years so that on any given day, the remaining term of such Agreement is two years; (2) Notwithstanding the foregoing, the Company or Mr. Graphia may give notice at any time that the Agreement will not be further renewed from and after a subsequent date specified in the notice, in which event the term of the Agreement shall become fixed and the Agreement shall terminate on the third anniversary of the fixed term date; (3) Mr. Graphia’s base salary will be his base salary as of the date of the Agreement, which may be increased by the Board of Directors but may not be decreased unless Mr. Graphia consents; (4) Mr. Graphia will participate in the Company’s bonus plan; (5) Mr. Graphia will receive additional benefits including participation in the various employee benefit plans or programs that are made available to employees; (6) the Agreement may be terminated prior to the end of its term for various reasons set forth and defined in the Agreement including Resignation other than for Good Reason, Resignation for Good Reason, Death, Disability and Discharge for various reasons including Misconduct and Disability; (7) Mr. Graphia will receive (i) a lump sum cash payment in the amount equal to the product of his base compensation in effect immediately prior to his termination multiplied by the remaining term, and (ii) a lump sum cash payment equal to the product of his highest bonus paid during the most recent two years immediately prior to the date of termination multiplied by the remaining term, and (iii) he will be considered immediately and totally vested in all options, restricted stock and similar awards previously made to him upon the occurrence of any of the following: his resignation for Good Reason (as defined in the Agreement) or discharge for any reason other than Misconduct or Disability (as defined in the Agreement); and (8) during and after the term of the his employment, to the extent allowed by applicable law, Mr. Graphia will not disclose any of the Company’s confidential, proprietary or non-public information and will not compete with the Company or solicit the Company’s customers or distributors for a period of two years.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

10.1 Employment Agreement of Gary P. Graphia dated October 14, 2005.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

October 14, 2005	By:	Gary P. Graphia

Name: Gary P. Graphia
Title: Secretary and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement of Gary P. Graphia dated October 14, 2005.